                                                                      EXHIBIT 12

                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHANGES



                                                 Six Months
                                                   Ended                      Year Ended December 31,
                                                  June 30     --------------------------------------------------------------------
                                                   1994          1993           1992           1991           1990          1989
                                                  -------     ---------      ---------      ---------      ---------     ---------
(A) EXCLUDING INTEREST ON DEPOSITS
Earnings:
  Income before income taxes                     $365,410    $  687,540     $  596,203     $  280,918     $  434,324    $  415,818
  Less capitalized interest                           (72)            0              0              0              0             0
  Fixed charges                                   218,988       296,396        232,226        396,793        533,825       415,615
                                                 --------    ----------     ----------     ----------     ----------    ----------
      Earnings as adjusted                       $584,326    $  983,936     $  828,429     $  677,711     $  968,149    $  831,433
                                                 ========    ==========     ==========     ==========     ==========    ==========

Fixed charges:
  Interest on purchased and other
    short term borrowed funds                    $112,962    $  173,847     $  190,988     $  369,202     $  505,513    $  380,442
  Interest on long-term debt                       99,067       107,585         25,153         13,049         15,249        21,935
  Capitalized construction period interest             72             0              0              0              0             0
  Portion of rents representative of the
    interest factor (1/3) of rental expense         6,887        14,964         16,085         14,542         13,063        13,238
                                                 --------    ----------     ----------     ----------     ----------    ----------
      Fixed charges                              $218,988    $  296,396     $  232,226     $  396,793     $  533,825    $  415,615
                                                 ========    ==========     ==========     ==========     ==========    ==========

Ratio of earnings to fixed charges                   2.67 x        3.32 x         3.57 x         1.71 x         1.81 x        2.00 x

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above               $584,326    $  983,936     $  828,429     $  677,711     $  968,149    $  831,433
  Add interest on deposits                        246,466       557,580        750,887      1,085,598      1,163,352     1,270,479
                                                 --------    ----------     ----------     ----------     ----------    ----------
Earnings as adjusted                             $830,792    $1,541,516     $1,579,316     $1,763,309     $2,131,501    $2,101,912
                                                 ========    ==========     ==========     ==========     ==========    ==========

Fixed charges:
  Fixed charges from (A) above                   $218,988    $  296,396     $  232,226     $  396,793     $  533,825    $  415,615
  Interest on deposits                            246,466       557,580        750,887      1,085,598      1,163,352     1,270,479
                                                 --------    ----------     ----------     ----------     ----------    ----------
Adjusted fixed charges                           $465,454    $  853,976     $  983,113     $1,482,391     $1,697,177    $1,686,094
                                                 ========    ==========     ==========     ==========     ==========    ==========

Adjusted earnings to adjusted fixed
  charges                                            1.78 x        1.81 x         1.61 x         1.19 x         1.26 x        1.25 x